Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO RULE 13a‑14(a) /
RULE 15d‑14(a) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Werner von Pein, certify that:

1.          I have reviewed this Amendment No. 1 to the Annual Report on Form 10‑K for the fiscal year ended December 31, 2019 of Better Choice Company Inc.;

2.          Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.          [intentionally omitted];

4.          [intentionally omitted]; and

5.          [intentionally omitted].

Date: May 12, 2020

/s/ Werner von Pein
Werner von Pein
Chief Executive Officer
(Principal Executive Officer)